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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) April 18, 1995


                       GARDEN STATE BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)


                                 New Jersey
               (State or other jurisdiction of incorporation)

                  1-13108                       22-2549534
        (Commission File Number)   (IRS Employer Identification No.)

           2290 West County Line Road, Jackson, New Jersey  08527
                  (Address of principal executive offices)

                               (908) 905-2200
            (Registrant's telephone number, including area code)


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Item 5.   Other Events.


1. On April 18, 1995, Garden State BancShares, Inc. (the "Company") issued a press release reporting its earnings for the first quarter of 1995. Net income for the first quarter of 1995 was $651,069, compared to $380,505 for the first quarter of 1994. On a per share basis, first quarter 1995 earnings were $.21 compared to $.22 per share for the same period last year. The decrease in per share earnings was due to the additional shares issued in the 1994 stock offering. Total average shares outstanding in the first quarter of 1995 were 3.0 million compared to 1.7 million in the first quarter of 1994.

     The Company also announced that, on March 21, 1995, the Federal Reserve Bank informed the Company that it had lifted the existing Memorandum of Understanding (MOU) with the Company. In April 1995, the FDIC and New Jersey Department of Banking concluded regulatory examinations of Garden State Bank, the Company's principal subsidiary (the "Bank") as of year end 1994. The regulators thereafter advised the Board of Directors of the Bank that the regulators anticipated that the MOU entered into on June 30, 1994 with the Bank would be rescinded shortly.

2. On April 18, 1995, the Company and the Bank entered into an Amended and Restated Change In Control Agreement (the "Agreement") with each of Theodore Bessler, Stuart Lubow, Wayne Courtright and Robert English. Each Agreement is annexed as an exhibit to this Form 8-K. For these individuals, the amendments merely deleted certain language related to the golden parachute prohibitions contained in section 18(k) of the Federal Deposit Insurance Act which, due to the Bank's improved condition, was no longer necessary, and otherwise merely restated earlier change in control agreements that the individuals had entered into with the Company and the Bank. The Company and the Bank also had entered into a change in control agreement with Ralph Cavall on January 1, 1995. However, Mr. Cavall, who is 66 years old, will retire from the Company and the Bank, effective April 28, 1995.

Item 7.   Exhibits.

     99.1      Press Release dated April 18, 1995

     99.2 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Theodore D. Bessler

     99.3 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Stuart H. Lubow

     99.4 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Wayne Courtright

     99.5 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Robert English

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GARDEN STATE BANCSHARES, INC.

Dated: April 26, 1995              By: THEODORE D. BESSLER
                                       -------------------------


                                       Theodore D. Bessler
                                       President and CEO

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                             INDEX TO EXHIBITS

99.1      Press Release dated April 18, 1995

99.2 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Theodore D. Bessler

99.3 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Stuart H. Lubow

99.4 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Wayne Courtright

99.5 Amended and Restated Change in Control Agreement dated April 18, 1995 among Garden State Bank, Garden State BancShares, Inc. and Robert English